UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8—K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 16, 2010
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)	45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Thor Industries, Inc. (the “Company”) hereby amends its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 22, 2010 (the “Original Report”) to modify the information disclosed under Item 9.01(a) and (b) of the Original Report.

Item 9.01	Financial Statements and Exhibits.
In Item 9.01(a) and (b) of the Original Report, the Company disclosed that it would file, in an amendment to the Original Report, certain financial statements and pro forma financial information required to be filed under Item 9.01(a) and (b) (collectively, the “Financial Information”) regarding Towable Holdings, Inc. and Heartland Recreational Vehicles, LLC, which were acquired by the Company on September 16, 2010 (the “Acquisition”). Subsequent to the filing of the Original Report, the Company determined that the Financial Information is not required to be filed. The Company’s determination was based on, among other things, a valuation, by an independent valuation firm, of the 4,300,000 shares of the Company’s common stock that were delivered as part of the consideration in the Acquisition. This valuation placed a lower value on the shares due to the shares being unregistered and a portion of the shares being subject to restrictions on transfer, each as described in the Original Report. Accordingly, the Company is not filing the Financial Information in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: November 30, 2010	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President, Treasurer and Chief Financial Officer